SCHEDULE 14A
(RULE 14 a-101)

Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☑	Definitive Additional Material
☐	Soliciting Material Pursuant to Rule 14a-12

Horizon Technology Finance Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☑	No fee required.

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☐	Fee paid previously with preliminary materials

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PLEASE SUBMIT YOUR PROXY TODAY

June 3, 2013

Dear Stockholder:

We previously mailed to you proxy materials, including a Proxy Statement dated May 3, 2013, in connection with the Special Meeting of Stockholders (the “Special Meeting”) of Horizon Technology Finance Corporation (the “Company” or “Horizon”) to be held on June 14, 2013 at 10:00 a.m., Eastern Time, at the offices of the Company located at 312 Farmington Avenue, Farmington, Connecticut 06032. The Special Meeting is rapidly approaching. Your vote is important and your participation is requested at this important Special Meeting.

At the Special Meeting, you will be asked to approve a proposal (the “Proposal”) to authorize flexibility for the Company, with the approval of its Board of Directors (the “Board of Directors”), to sell shares of its common stock during the next 12 months at a price below the then current net asset value per share in one or more offerings, subject to certain conditions. As set forth in more detail in the Proxy Statement, the Proposal provides limitations on the number of shares available for each issuance to no more than 25% of the Company’s then outstanding shares of common stock, at a price per share below, but no more than 15% below, its then current net asset value per share.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

The Board of Directors believes that providing flexibility for the Company to sell its common stock below net asset value under certain pre-approved conditions is in the best interests of both the Company and its stockholders. Approval of this Proposal may enhance the Company’s ability to realize the following important benefits:

1.	Capitalize on high-quality investment opportunities identified by the Company that would lead to an expected increase in the Company’s net asset value over the long term;

2.	Strengthen the Company’s long-term competitive position by leveraging its expanded capital resources in order to generate additional deal flow;

3.	Reduce the Company’s fixed expenses on a per share basis by increasing total assets; and

4.	Increase liquidity in the Company’s publicly traded common stock, positioning Horizon as a more attractive investment to both current and prospective stockholders.

If the Company is unable to access the capital markets when attractive investment opportunities arise, its ability to grow over time and to continue to pay dividends to its stockholders could be adversely affected.

Your vote is very important. Approval of the Proposal requires the affirmative vote of the stockholders of the Company holding (1) a majority of the outstanding shares of the common stock of the Company entitled to vote at the Special Meeting and (2) a majority of the outstanding shares of the common stock of the Company entitled to vote at the Special Meeting that are not held by affiliated persons of the Company. Therefore, the vote of every stockholder is very important.

Please vote your proxy promptly without delay. Please submit your proxy in this important matter as promptly as possible (1) through the internet, (2) by marking, signing and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid return envelope provided or (3) if you received a voting instruction form with telephonic instructions, by telephone.

If you have any questions or need assistance voting your shares, please call Georgeson Inc., our proxy solicitor, which is assisting us, toll-free at 1-888-607-6511.

Thank you for your cooperation and continued support.

Sincerely,

Robert D. Pomeroy, Jr.
Chief Executive Officer

 Easy Ways To Vote

Please help the Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Mail. Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

3.	Vote by Telephone. If you received a voting instruction form with telephonic instructions, call the toll-free number listed for this purpose on your voting instruction form. Have your control number listed on the form ready and follow the simple instructions.